PURCHASE AGREEMENT ("Agreement") entered into May 31,

          1994 by and among DeBLOIS OIL COMPANY, a Rhode Island corporation having a place of business at Colfax and Concord Streets,

          Pawtucket, Rhode Island 02860 ("Seller") and PETROLEUM HEAT AND

          POWER CO., INC., a Minnesota corporation having an office at 2187

          Atlantic Street, Stamford, CT 06902 (sometimes referred to herein as "Buyer"), ROBERT E. DeBLOIS, residing at 455 Narragansett Bay

          Avenue, Warwick, RI 02889, CHARLES H. DeBLOIS, JR., residing at 6

          Running Stream Road, Rehoboth, MA 02769, STEPHEN J. DeBLOIS,

          residing at 7 Lee Ann Drive, Narragansett, RI 02882, ARTHUR J.

          DeBLOIS, JR., residing at 61 Bagy Wrinkle Cove, Warren, RI 02885 and ARTHUR J. DeBLOIS, III, residing at 404 Prospect Street,

          Seekonk, MA 02771 (collectively the "Shareholders").


                    1.   Recitals.  This Agreement is entered into with
                         --------

          reference to the following facts:

                         1.1  Buyer desires to purchase from Seller, and

          Seller desires to sell and to transfer to Buyer, substantially all of the business operations and assets of Seller relating to its (a) retail delivered home, commercial and industrial non-Bid

          #2 fuel oil business, (b) retail non-Bid delivered kerosene for home heating business (c) retail non-Bid delivered home,

          commercial and industrial propane business and (d) sale,

          installation and servicing of heating equipment and

          airconditioning equipment business, except to properties, service stations and convenience stores owned or operated by Seller or its subsidiaries (collectively the "Business").  Seller is selling to Buyer only the operations and assets of Seller

          relating to the Business and























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          specifically identified herein and no other operations or assets,

          including, without limitation any operations or assets relating to the Excluded Business as hereinafter defined.

                         1.2  Seller is retaining all businesses conducted

          by Seller or its subsidiaries other than the Business including without limitation:  (a) sale of all products on a wholesale basis, (b) retail sale of propane from fixed locations, i.e.

          filling operations, (c) sale of all products on a Bid basis other than to Customers and (d) operation of gasoline stations and convenience stores and sale of all automotive fuels, including diesel, propane and such other products as may come into use as such in the future (collectively the "Excluded Business").


                    2.   Definitions.  As used in this Agreement, the fol-
                         -----------

          lowing terms shall have the following meanings:

                         2.1  "Customer" shall mean any person, firm or

          corporation which has purchased at retail on a delivered non-Bid basis for consumption and not for resale any #2 fuel oil, propane or kerosene from the Business during the period beginning on

          January 1, 1993 and ending on the date of the Closing.

                         2.2  "Customer Information" shall mean the names

          and addresses of all Customers as of the Closing, together with all related credit, service and delivery information in Seller's possession or control.

                         2.3  "Customer List" shall mean all documentation

          in Seller's possession or control containing Customer

          Information.

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                         2.4  "Active Customer" means a Customer who has

          not terminated, nor has Seller any knowledge of the Customer's intention to terminate or modify its normal business relationship with Seller, and the Seller has not cancelled or modified, and based upon facts known to the Seller, Seller does not intend to cancel or modify, such relationship.

                         2.5  "Territory" means the State of Rhode Island

          and the Towns of Uxbridge, Blackstone, Bellingham, Franklin,

          Wrentham, Plainville, North Attleboro, Mansfield, Norton,

          Attleboro, Seekonk, Rehoboth, Dighton, Swansea, and Somerset in

          the Commonwealth of Massachusetts.

                         2.6  "Bid" means a sale of fuel oil, propane or

          kerosene, to any consumer which has purchased or in the future purchases pursuant to an agreement which provides a specific price or pricing formula for a contractually required specific period of time; provided, however, that sales described on

          Exhibit 4.4(b) shall not be deemed Bid sales.

                         2.7  "C.O.D." means the Customer is required to

          pay for deliveries of fuel oil, at or prior to the time of delivery, but does not include budget plan customers.

                         2.8  "Goodwill" means the goodwill of the Business

          including the tradenames ("Tradenames") and telephone numbers used by the Business to service the Customers as set forth on

          Exhibit 2.8.1.

                         2.9  "Net Dollar Sale" means gross sales less all

          discounts, rebates, allowances, taxes and credits.

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                         2.10 "Knowledge of Seller", "to Seller's

          knowledge" and comparable terms used in this Agreement mean the actual knowledge of Robert E. DeBlois, Charles H. DeBlois, Jr.,

          Stephen J. DeBlois or Arthur J. DeBlois, III.


                    3.   Sale and Purchase of the Assets.
                         -------------------------------

                         3.1  On the terms and subject to the provisions

          contained herein, Seller agrees to sell and transfer to Buyer and

          Buyer agrees to purchase from Seller, at the Closing, free and clear of any and all liens and encumbrances and other charges,

          except as set forth herein, those assets of Seller related to the

          Business and specifically described in Paragraph 3.2 hereof.

                         3.2  The purchase price ("Purchase Price") for the

          assets of Seller referred to in Paragraph 3.1 to be acquired by

          Buyer (sometimes referred to herein collectively as the "Assets")

          shall be determined and allocated as follows:

          Description                                  Purchase Price
          -----------                                  --------------

          Customer List                                $     10,000

          Goodwill                                     $ 10,327,000

          Restrictive Covenant of Shareholders         $  1,250,000

          Restrictive Covenant of Seller               $    750,000

          The motor vehicles described on Exhibit      $  1,120,000
          3.2.1 (the "Vehicles")

          The real property described on Exhibit       $  1,058,000
          3.2.2 ("Purchased Real Property")

          Propane assets as described on Exhibit       $  1,556,000
                                                       ------------
          3.2.3 ("Propane Assets")
                                                       $ 16,071,000(1)


          The burner and automotive service parts,     To be determined
          inventories of the Business as of the        pursuant to para-
          Closing (the "Service Parts")                graph 3.3(a)

          The liquid inventories of the Business       To be determined
          as of the Closing (the "Liquid               pursuant to para-
          Inventory")                                  graph 3.3(b)2

                                                       To be determined
          Miscellaneous assets of the Business set     pursuant to para-
          forth on Exhibit 3.2.4 ("Miscellaneous       graph 3.3(c)
          Assets")


          ________________
          1 Seller reserves the right to delete from this transaction kerosene delivered through central tanks and Buyer will receive a credit of $.615 per gallon delivered by Seller to such Customers during the 12 months ended May 31, 1994. If prior to September 30, 1994 Seller installs individual tanks for any person whose deliveries were previously through central tanks and such person desires to make a purchase of kerosene from Buyer, then Buyer shall pay to Seller the amount of the credit Buyer received at the closing with respect to such Customer.

          2 Liquid Inventory not in Vehicles or at Purchased Real Property conveyed to Buyer at the Closing, will be purchased when lifted by Buyer which shall be within 10 days of Closing. Payment terms are net, 10 days.

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                    Buyer is assuming no obligations, liabilities or

          commitments of Seller of any nature and description other than the  Assumed Liabilities (as defined in Paragraph 13.2).

                         3.3  (a)  As of the close of business on the day

          before the Closing, Buyer and Seller will together take a

          physical inventory of the Service Parts and the purchase price therefor will be the amount actually paid by Seller for the items on hand as determined by Buyer and Seller and on a physical count of the items actually present; provided, however, that an appro-

          priate allowance shall be made for used or damaged items or items unusable in the Business.  If the Buyer and Seller cannot

          establish the amount actually paid by Seller for any item, then each shall designate its customary supplier of such item and the purchase price shall be the average price normally paid by Buyer and Seller for such items after the application of all discounts normally available to the parties.

                              (b)  As of the close of business on the day

          before the Closing, Buyer and Seller will together measure the number of gallons of Liquid Inventory owned by Seller.  The purchase price per gallon for the Liquid Inventory shall be the prices actually paid by Seller based on its most recent invoices.

          Notwithstanding the foregoing, Buyer shall not be required to accept and pay for more than 300,000 gallons of #2 fuel oil,

          25,000 gallons of propane and 15,000 gallons of kerosene.

                              (c)  Prior to the Closing, the parties will

          endeavor to agree upon the purchase price for the Miscellaneous

          Assets. If the parties cannot agree, then each party shall designate an appraiser of items of the type comprising the

          Miscellaneous Assets to appraise them at their wholesale value.

          The purchase price for each item shall be the average of the two appraisals; provided, however, that (i) the total purchase price shall not exceed $150,000 (ii) the Seller may elect to retain any item and not sell it to Buyer hereunder and (iii) the failure for any reason to determine the purchase price for the Miscellaneous

          Assets prior to the Closing Date shall not delay the Closing.

                         3.4  The Purchase Price shall be reduced by

          crediting the Buyer with the following amounts:

                                   (1)  The unearned portion of Customer

          service contracts to be determined by multiplying the amount billed on each contract by a fraction the numerator of which is the number of unexpired months of the contract as of the Closing and the denominator of which is the number of months of the full contract term.  A contract expiring before the 15th day of a month shall be deemed to expire on the last day of the preceding month and a contract expiring on or after the 15th day of a month shall be deemed to expire on the last day of the month.

                                   (2)  All credit balances of Customers.

                                   (3)  Accrued employee benefits of those

          employees of Seller to be hired by Buyer.

                                   (4)  Discounts and interest, if any,

          earned but not yet paid.

                         3.5  The Purchase Price will be paid as follows:

                              (a)  Upon execution of this Agreement, the

          Buyer has deposited the sum of $1,500,000 with Messrs. Partridge,

          Snow & Hahn, as escrow agents to be held pursuant to an escrow agreement of even date (the "Escrow Agreement").  At the Closing the escrow deposit will be paid to Seller in reduction of the

          Purchase Price.  If there is no Closing due to the Buyer's breach or default the escrow deposit shall be paid to Seller as

          liquidated damages in lieu of all other remedies available to

          Seller and Buyer shall have no further liability to Seller arising out of or relating to this Agreement.  If there is no closing for any other reason, the escrow deposit will be paid to

          Buyer in accordance with the Escrow Agreement without prejudice to any claim either party may have against the other.

                              (b)  The balance of the Purchase Price shall

          be paid by Buyer to Seller at the Closing by wire transfer.


                    4.   Representations and Warranties of Seller.
                         ----------------------------------------

                         To induce the Buyer to enter into this Agreement

          and to consummate the transactions contemplated herein, Seller hereby represents and warrants to Buyer, as follows:

                         4.1  Organization, Qualification, Etc.
                              --------------------------------

                              Seller is a corporation duly organized,

          validly existing and in good standing under the laws of the State of Rhode Island and has all requisite power and authority to own,

          lease and operate its properties and to carry on the Business as now being conducted.

                         4.2  Capital Stock, Options, Etc.
                              ---------------------------

                              Intentionally deleted.

                         4.3  Liens, Compliance with Law, Etc.
                              -------------------------------

                              The execution, delivery and performance of

          this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action, as required under applicable law, and no further

          authorization will be necessary on the part of the Seller for the execution, delivery, performance, or consummation of this Agree-

          ment.  Seller has the power and authority to enter into this

          Agreement and to consummate the transactions contemplated hereby.

          Except for consents of Fleet National Bank and Citizens Trust

          Company, the execution, delivery and performance of this

          Agreement and the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time,

          conflict with, result in the breach or termination of any

          provision of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Business pursuant to any charter, by-

          law, indenture, mortgage, deed of trust or other agreement or instrument to which Seller is a party or by which Seller, or its assets or properties are bound, or, to the knowledge of Seller,

          violate any provision of law applicable to Seller, except such breaches, defaults, liens, charges, encumbrances and violations as do not, either individually or in the aggregate, materially and adversely affect the Assets or the Business or Seller's ability to consummate the transactions contemplated hereby.

          Except for compliance with the Hart-Scott-Rodino Antitrust

          Improvements Act of 1976 ("HSR Act"), no approval of, or filing with, any Federal, state or local governmental authority or administrative agency is necessary to authorize the execution of this Agreement by Seller or Shareholders or the consummation of the transactions contemplated hereby.  This

          Agreement constitutes the legal, valid and binding obligation of

          Seller and Shareholders enforceable against Seller and

          Shareholders in accordance with its terms.

                         4.4  Customer Information.  With respect to the
                              --------------------

          Customers:

                              (a)  (i)  On December 31, 1993, Seller had no

          fewer than 17,373 Active Customers.  As of the Closing the Seller will have at least 16,510 Active Customers.

                                   (ii)  On December 31, 1993, at least

          87% of the Active Customers were on Seller's automatic delivery system; at least 97% of the Active Customers were residential customers purchasing at an annual rate of less than 2,500 gallons and no more than 2% of the Active Customers were purchasing on a

          C.O.D. basis.  The Customer Information includes the name and address of each Customer.

                                   (iii)  At the Closing at least 98% of

          the Customers will be located in the Territory.

                                   (iv)  During the 12 months ended

          December 31, 1993, and the three months ended March 31, 1994, the

          Seller sold at least 17,887,408 gallons of #2 fuel oil and

          9,373,266 gallons of #2 fuel oil, respectively, to Customers.

          The following tables accurately sets forth for each month listed below the number of gallons of #2 fuel oil sold by Seller to

          Retail Customers, Net Dollar Sales and the Posted Price of #2

          fuel oil:

                        #2 FUEL OIL SALES TO RETAIL CUSTOMERS

                                Gallons         $           Posting(1)
                                --------   -----------      ----------

          January 1, 1993      2,899,452    2,801,375            .999
          February             3,015,163    2,912,097            .999
          March                3,050,359    2,984,969            .999
          April                1,460,700    1,404,529            .999
          May                    611,065      591,605            .999
          June                   455,443      429,826            .999
          July                   317,257      293,953            .959
          August                 346,507      319,195            .959
          September              681,087      630,252            .959
          October                996,982      940,429            .979
          November             1,609,314    1,514,314            .979
          December             2,444,079    2,260,954            .979
                              ----------   ----------

             Total            17,887,408   17,083,498


                               Gallons         $                 Posting(2)
                               --------   -----------            ----------

          January 1994         3,601,229    3,339,563            .959
          February             3,090,128    2,981,922            .979
          March                2,681,909    2,580,022            .999
                               ---------    ---------

             Total             9,373,266    8,901,507




                                   (v)  During the 12 months ended December

          31, 1993, Seller sold the following number of gallons of propane and kerosene on a delivered basis at the Net Dollar Sales set forth:



           Product           Gallons              $
           -------           -------           -------

           Propane           1,100,185         1,026,568

           Kerosene            473,184           574,121



















          --------------------

          1 Postings for different locations and Intramonth changes are set forth on Exhibit 4.4(a).

          2 Postings for different locations and Intramonth changes are set forth on Exhibit 4.4(a).

                    As of December 31, 1993, Seller had 1,358 Active

          Propane Customers and 1,130 Active Kerosene Customers.

                              (b)  During the 12 months ended December 31,

          1993, Seller sold no more than 280,000 gallons of delivered #2 fuel oil at a guaranteed or fixed price and no more than

          11,850,000 gallons of delivered #2 fuel oil under an arrangement which guaranteed a maximum price.  All such existing arrangements are described on Exhibit 4.4(b).

                              (c)  Annexed as Exhibit 4.4(c) are Seller's

          standard forms of customer service contract.  As of December 31,

          1993, Seller had no fewer than 15,586 Customers on burner service contracts.

                              (d)  For the 12 months ended December 31,

          1993, Seller's Total Dollar Sales billed under service contracts,

          other than under service contract and installation revenue were as follows:


                                   Service
          Billed Under             Other than Under
          Service Contract         Service Contract         Installation
          ----------------         ----------------         ------------

          $1,155,367               $440,083                 $1,649,223


                              (e)  Exhibit 4.4(e) is a true, complete and

          accurate aging of the accounts receivable of the Customers as of

          June 30, 1993, September 30, 1993, December 31, 1993 and March

          31, 1994.

                              (f)  During the 12 months ended December 31,

          1993, Seller sold no more than 1,220,000 gallons of #2 fuel oil to

          Retail Customers who purchased more than 5,000 gallons.  Exhibit

          4.4(f) is a list of each Retail Customer who purchased more than

          5,000 gallons of #2 fuel oil during the 12 months ended December

          31, 1993 and all Retail Customers presently receiving a discount of more than $.05 per gallon with their current discount.

                                   For purposes of this subparagraph (f)

          only, all delivery points with the same billing address shall be considered one Customer.  Except for the activities of the

          Business and the Excluded Business, neither Seller, nor any affiliate of Seller, sells any product or provides any service to any of the Customers.

                              (g)  Except as set forth on Exhibit 4.4(g),

          Seller made no acquisitions of other fuel oil or propane

          distributors within the past five years.

                              (h)  Seller has not disclosed a material

          portion of the Customer Information to any person or entity other than its present computer company, except that certain of

          Seller's employees have access to a copy of a list of the

          Customers on the Seller's premises on a daily basis to perform their required duties.  No person other than Seller has

          possession of a list of the names and addresses of a material number of the Customers and all such lists shall be delivered to

          Buyer at the Closing.  Seller may retain such Customer

          Information as is required to verify collection of its accounts receivable, but shall deliver such Customers Information to Buyer immediately following the Collection Period (as defined in

          Article 16); provided, however, that Seller may retain Customer

          Information which it is required to retain under applicable law and Customer Information for Customers whose accounts receivable remain uncollected and are not purchased by

          Buyer at the end of the Collection Period.

                              (i)  Except as set forth on Exhibit 4.4(i),

          Seller does not subcontract the delivery of petroleum products,

          the provision of installation or maintenance services or the performance of any service normally furnished by employees, to any independent contractor, nor has Seller terminated any such relationship during the period of 24 months prior to the date of this Agreement.  Except as set forth on Exhibit 4.4(i), Seller employed no subcontractor during the 12 months ended December 31,

          1993 and to the knowledge of Seller and Shareholders all heating equipment maintenance and installation services are provided to

          Customers either directly by Seller or by a subcontractor listed on Exhibit 4.4(i).

                              (j)  Except as set forth on Exhibit 4.4(j),

          Seller has no program or policy pursuant to which it provides discounts, interest, free gallonage, free service, extensions of credit or any other accommodation to Customers based upon volume purchased, age, prompt payments, their participation in Seller's budget program, or otherwise.

                              (k)  Except as set forth on Exhibit 4.4(k),

          Seller does not deliver any petroleum products to Customers through a central tank or delivery system.

                              (l)  Except as set forth on Exhibit 4.4(l),

          to the knowledge of Seller, no present employee of Seller was a shareholder of a fuel oil or propane distributor acquired by

          Seller
          since December 31, 1989 nor a dispatcher or salesman employed by any such acquired fuel oil or propane distributor.  Except as set forth on Exhibit 4.4(l), to the knowledge of Seller no person who was an owner, employee or independent contractor of Seller since

          July 1, 1991 or any distributor acquired by Seller since July 1,

          1989 solicited the patronage of more than 25 of the Customers in any business which is, in whole or in part, competitive with the

          Business.

                              (m)  Seller does not sell any petroleum

          products through cooperatives or buying groups or their members.

                         4.5  Personal Property.
                              -----------------

                              (a)  Seller shall transfer to Buyer at the

          Closing good and marketable title to all of the personal property included in the Assets free and clear of all liens, leases,

          encumbrances and security interests.  Each item of tangible personal property shall be delivered to the Buyer at the Closing in its condition "as is" as of the date that the value of such item is established for purposes of this Agreement; provided,

          however, Seller represents that, to the knowledge of Seller and

          Shareholders, such tangible personal property, is in substantial conformity with all material applicable regulations, ordinances and other laws, and in its present condition can be used for its intended purpose, subject to routine maintenance and ordinary wear and tear.  All Vehicles shall be delivered at Closing with all documentation (not including insurance) necessary so that

          Buyer may obtain required permits, licenses and registrations.

                              (b)  The only tradenames used by Seller in

          connection with the Business are the Tradenames.  There are no adverse claims, liens or encumbrances upon or affecting the

          Tradenames; Seller has not agreed to discontinue using the

          Tradenames after a specified period; to the knowledge of Seller,

          no other person is using any name similar to the Tradenames in connection with the sale of petroleum products in the Territory;

          Seller has the unrestricted right to use the Tradenames in connection with the Business, and Seller has given no other party the right to use the Tradenames in connection with the sale of petroleum products.

                              (c)  All Liquid Inventory will be (i) of a

          quality sufficient to meet Providence Harbor specifications, (ii)

          of a quality usable by Buyer and saleable at normal selling prices in the normal course of the Business and (iii) located in the Vehicles, the deep-water terminal operated by Providence

          Terminal Associates II and the inland terminals located at the

          Purchased Real Property.

                         4.6  Litigation.
                              ----------

                              Except as set forth on Exhibit 4.6.1 and

          except for claims that are fully insured, (i) there are no material claims, actions, suits or proceedings before any

          Federal, state, municipal or other court, governmental body or arbitration tribunal, pending or to the knowledge of Seller threatened against or affecting the Assets, the Business or the transactions contemplated by this Agreement, (ii) there is no existing order, decree or judgment of any court enjoining or restraining Seller or
          its officers or requiring any of them to take any action of any kind affecting the subject matter of this transaction and (iii)

          except for normal collection efforts, the Seller is not presently engaged in or contemplating any legal action seeking recoveries with respect to monies due to it or damages sustained by it.  To the knowledge of Seller, Seller has conducted its business so that it has not violated any domestic (Federal, state or local)

          law, statute, ordinance or regulation.

                         4.7  Labor Disputes.
                              --------------

                              (a)  To the knowledge of Seller, (i) Seller

          is in compliance with all Federal, state and local laws

          respecting employment and employment practices, terms and condi-

          tions of employment and wages and hours; (ii) Seller is not engaged in any unfair labor practice; (iii) there is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board.

                              (b)  As of the date of the execution of this

          Agreement, (i) there is no unionizing activity pending or, to the knowledge of Seller, threatened against Seller, (ii) no labor union represents nor to Seller's knowledge is any labor union presently seeking to represent the employees of Seller nor has any labor union sought such representation in the last five years and (iii) no grievance arbitration proceeding is pending and to

          Seller's knowledge no claim therefor has been asserted.

                         4.8  Employee Benefits.
                              -----------------

                              To and including the Closing Date, Seller has

          made or will make, when due, all payments (whether arising by operation of law, by contract or by past custom), due to

          employees or to trusts or other funds or to any governmental agency with respect to unemployment compensation benefits, social security benefits, or any other benefits for employees of the

          Seller.  With respect to periods of employment prior to the

          Closing all forms of compensation earned by employees whether arising by operation of law, by contract or by past customs including, but not limited to, vacation pay, holiday pay, sick pay, profit sharing and bonuses have been accrued and paid, or,

          will be credited by Seller to Buyer (and assumed by Buyer)

          pursuant to Paragraph 3.4.

                         4.9  Employees.
                              ---------

                              Seller has no knowledge as of the date of

          execution of this Agreement that any employee of the Business,

          intends to terminate or modify his employment relationship with

          Seller as of the date hereof or that any such employee will refuse employment by Buyer.  Exhibit 4.9.1 contains a correct and complete list of (i) all employees of the Business (including the current basis and rate of compensation, bonuses paid in the last fiscal year, salary review date and date of hire) and all

          individuals whose employment by the Business was terminated since

          January 1, 1992 and (ii) all commission salesmen of the Business setting forth each of their bases and rates of compensation and setting forth the gross salary and/or the commission paid or payable to each of them in respect of calendar year 1993 and all commission salesmen
          terminated since January 1, 1992.  Except as set forth on Exhibit

          4.9.2, Seller does not maintain or make contributions to any pension plan, profit sharing plan or any welfare benefit plan for employees of the Business.  Seller is not indebted to any

          employee of the Business, in any amount whatsoever, other than for current salaries or bonuses for services rendered, current expense allowances, or unpaid commissions to retail salesmen or other amounts to be allocated between Buyer and Seller pursuant to paragraph 3.4.

                         4.10 Conflicting Interest.
                              --------------------

                              Except as set forth on Exhibit 4.10, neither

          the Seller nor any corporation or other entity which is

          controlling, controlled by or under common control with the

          Seller, has any direct or indirect material interest in any competitor or Customer of the Business.  For purposes of this

          Paragraph 4.10, an interest shall not be considered material unless (i) it represents more than ten (10%) per cent of a class of the outstanding securities or interests of such competitor or customer or more than a five (5%) per cent interest in the profits, losses or capital of such entity or (ii) the entity in which Seller has such interest is directly or indirectly con-

          trolled by the Seller.

                         4.11 Purchased Real Property.
                              -----------------------

                    Seller hereby represents and warrants to Buyer as

          follows (except that each of the representations contained in subparagraphs (a) through (o), are made only to Seller's

          knowledge):

                              (a)  Seller is the sole and exclusive owner

          of, and has good, clear, record and marketable title to, the

          Purchased

          Real Property. Seller shall convey and Buyer shall accept title to the Purchased Real Property in accordance with the terms of this Agreement free and clear of all liens, leases and security interests, subject only to the matters set forth on Exhibit 4.11 attached hereto and made a part hereof (collectively, the

          "Permitted Exceptions"), and such other matters as do not

          materially interfere with the use and occupancy of the Purchased

          Real Property in connection with the Business.

                              (b)  There is no claim, litigation or

          proceeding pending threatened against or relating to the

          Purchased Real Property, nor does Seller know or have reasonable ground to know of any basis for any such claim, litigation or proceeding.

                              (c)  There are no pending or threatened

          condemnation or eminent domain proceedings which would affect the

          Purchased Real Property or any part thereof.

                              (d)  All buildings, structures and

          improvements on the Purchased Real Property are structurally sound and in good repair and all mechanical equipment, machinery,

          air conditioning, heating, plumbing and electrical systems in the

          Purchased Real Property are in good operating condition, routine maintenance and ordinary wear and tear excepted and the roofs and basements are free of leaks.

                              (e)  All curb cut and street opening permits

          or licenses required for vehicular access to and from any part of the Purchased Real Property to an adjoining public street have been obtained and paid for in full.

                              (f)  All streets, roads and avenues abutting

          the Purchased Real Property are publicly dedicated, legally placed and in legal operating use.  All streets and alleys located within the perimeter of the Purchased Real Property are private and have not been dedicated to any public authority and are included in this sale.

                              (g)  All public utilities required for the

          operation of the Purchased Real Property or any part thereof,

          either enter the subject real property through adjoining public streets or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer.  All of said public utilities are installed and operating and all installations and connection charged have been paid in full.

                              (h)  There are no agreements, consent orders,

          decrees, judgments, license or permit-conditions, or other directives, issued by a municipal or other Federal, state or local governmental or quasi-governmental department or agency which relate to the future use of the Purchased Real Property or require any change in the present condition of the Purchased Real

          Property.

                              (i)  There are no actions, suits, claims or

          proceedings, pending or threatened, arising out of the condition of the Purchased Real Property.

                              (j)  All zoning, use, building, housing,

          safety, fire and health approvals, and all permits and licenses necessary to operate, occupy and use the Purchased Real Property as used by Seller have been issued; are in full force and effect

          and

          Seller is in full compliance therewith.  Seller has not taken any action or made any improvements which would require amending,

          modifying or supplementing the foregoing.  Sellers use of the

          Purchased Real Property is not in violation of applicable zoning.

                              (k)  There are no outstanding requirements or

          recommendations by a holder of a mortgage affecting the Purchased

          Real Property or by any insurance company which issued a policy with respect to the Purchased Real Property or by any board of fire underwriters or other body exercising similar functions,

          requiring or recommending any repairs or work to be done on the

          Purchased Real Property.

                              (l)  There are no pending real estate tax

          protest proceedings affecting the Purchased Real Property, tax exemptions or abatements affecting the real estate taxes assessed against the Purchased Real Property or special assessments.

                              (m)  Seller has not received notice from the

          holder of any lien on the Purchased Real Property asserting that a default or breach exists or event has occurred which, with the giving of notice or passage of time or both, would constitute a default or breach thereunder.

                              (n)  Except as disclosed on Exhibit 4.11,

          there are no outstanding contracts made by Seller for the

          construction or repair of any improvements to the Purchased Real

          Property or other contracts affecting the Purchased Real Property such as, for example, but not by way of limitation, maintenance and security agreements.

                              (o)  All buildings, structures and improve-

          ments, including, but not limited to, any driveways, garages, and all means of access, are located completely within the boundary lines of the Purchased Real Property and do not encroach upon or under the property of any other person or entity and no building,

          structure or improvement of any kind belonging to any other person or entity other than Seller encroaches upon or under the

          Purchased Real Property.

                              (p)  The air rights over the Purchased Real

          Property have not been leased, sold or otherwise transferred by

          Seller.

                              (q)  There are no tenants, licensees or other

          third parties with claims or rights to possession, use or

          occupancy of all or any portion of the Purchased Real Property.



                         4.12 Environmental Matters.  (See Article 13 for
                              ---------------------

          definitions).  To the knowledge of Seller, except as set forth in

          Exhibit 4.12:

                              (a)  The Seller is in full compliance with

          all terms and conditions of all Environmental Permits relating to the Business.  All such Environmental Permits are in full force and effect, and no appeal nor any other action is pending to revoke any such Environmental Permit.  Promptly following

          execution of this Agreement, Seller shall provide Buyer with copies of all such Environmental Permits.

                              (b)  Seller is in compliance in all material

          respects with all Environmental Laws with respect to the Business including, without limitation, all restrictions, conditions,

          standards, limitations, prohibitions, requirements, obligations,

          schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment,

          injunction, notice or demand letter issued, entered, promulgated or approved thereunder and Seller does not have any fixed or contingent liability for Cleanup (whether on or off-site) under any of the foregoing.

                              (c)  Promptly following execution of this

          Agreement, Seller shall make available to Buyer true and complete copies of all Environmental Information relating to the Business and the Purchased Real Property.

                              (d)  There is no civil, criminal or

          administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding or notice pending relating to the Business or the Purchased Real Property or to the know-

          ledge of Seller, threatened against the Business or the Purchased

          Real Property relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction,

          notice or demand letter issued, entered, promulgated or approved thereunder.

                              (e)  Seller has not and no other person has

          Released, placed, stored, buried or dumped any Hazardous

          Materials or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Purchased Real

          Property or any property
          formerly owned, operated or leased by Seller in connection with the Business, except in accordance with applicable Environmental

          Laws.

                              (f)  No Release or Cleanup occurred at the

          Purchased Real Property or elsewhere which could result in the assertion or creation of a Lien on Seller or the Purchased Real

          Property with any governmental body or agency with respect thereto, nor has any such assertion of a Lien been made by any governmental body or agency with respect thereto.

                              (g)  Seller has not received any notice or

          order from any governmental agency or private or public entity advising it that it is  responsible for or potentially

          responsible for Damages or Cleanup or paying for the cost of

          Cleanup of any Hazardous Materials or any other waste or

          substance with respect to the Business or Purchased Real Property and Seller has not entered into any agreements concerning such

          Damages or Cleanup.   Neither the Purchased Real Property nor any

          property used in the operation of the Business formerly owned,

          operated or leased by Seller since December 31, 1984 is on any federal, state or local list of hazardous sites, such as the

          Environmental Protection Agency's Comprehensive Response,

          Compensation and Liability Information System List.

                              (h)  The Purchased Real Property does not

          contain:  (a) underground storage tanks; (b) asbestos; (c)

          equipment using Polychlorinated Biphenyls; (d) underground injection wells; (e) septic tanks in which process wastewater or any Hazardous Materials have been disposed by Seller; or (f)

          solid waste management units, as the term is defined or used in the

          Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec.

          6901 et seq.
               ------


                         4.13 Completeness of Representations
                              and Warranties.
                              -------------------------------

                              No representation or warranty of Seller in

          this Agreement and no document, certificate or other instrument or exhibit furnished to Buyer pursuant hereto contains any materially untrue statement of material fact or omits any

          material fact necessary in order to make the statements contained therein not materially misleading.


                    5.   Representations and Warranties of Buyer.
                         ---------------------------------------

                         5.1  Buyer hereby represents and warrants to

          Seller as follows:

                         5.2  Buyer is a corporation duly organized,

          validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to own,

          lease and operate its properties and to carry on its business as now being conducted and to acquire the Assets and carry out its obligations under the Agreement.  Buyer is qualified to do business and in good standing in the State of Rhode Island as a foreign corporation.

                         5.3  The execution, delivery and performance of

          this Agreement by Buyer and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action, as required under applicable law and no further

          authorization will be necessary on the part of the Buyer for the execution,
          delivery, performance, or consummation of this Agreement.  The

          Buyer has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach or termination of any provision, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Buyer pursuant to any corporate charter,

          by-law, indenture, mortgage, deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer or its assets or properties is bound, or to the knowledge of Buyer,

          violate any provision of law applicable to Buyer.  Except for compliance with the HSR Act, no approval of any Federal, state or local governmental authority or administrative agency is

          necessary to authorize the execution of this Agreement by Buyer or the consummation of the transactions contemplated hereby.

          This Agreement constitutes the legal, valid and binding

          obligation of the Buyer, enforceable against Buyer in accordance with its terms.

                         5.4  Buyer to Comply With Its Obligations.
                              ------------------------------------

                              Buyer shall use its best efforts to comply

          with all of its obligations under this Agreement and to fulfill all of the conditions precedent to Seller's and Shareholders'

          obligations.

                    6.   Operations Pending Closing.
                         --------------------------

                         On and after the date hereof and until the

          Closing, the Business shall be conducted in accordance with the following procedures:

                         6.1  Seller shall conduct the Business in the

          regular and ordinary course and Seller shall use its best efforts to preserve for the Buyer the existing relationships of

          customers, employees and others having business relations with the Business and to maintain the competitive position of the

          Business.  In particular, but not in limitation of the foregoing,

          Seller shall continue its normal degree day delivery schedule and shall not deliver ahead of such normal schedule.

                         6.2  (a)  During this period, Buyer and its repre-

          sentatives may continue to make such reasonable investigations of the Business and such reasonable investigations of its financial condition as Buyer deems necessary or advisable to familiarize itself with such properties and other matters relating thereto.

          Seller shall permit authorized representatives of Buyer to have,

          after the date hereof, reasonable access to the premises of the

          Seller and its books and records relating to the day to day operation of the Business and will furnish to Buyer such data and information with respect to the Business as the Buyer may from time to time reasonably request.  The Buyer shall have the right to request copies thereof and excerpts therefrom.  Except to the extent required under Paragraph 6.3, Seller shall not be obliged to reveal the names or addresses of, or otherwise identify,

          specific customers.  All of Buyer's investigations hereunder shall be
          conducted so as not to interfere with Seller's normal business activities.  The Buyer agrees that should the Closing not occur,

          for whatever reason, it will (i) return to Seller all documents and records delivered to it in connection with this Agreement and

          (ii) keep confidential and not divulge to third persons or use in any competitive endeavor or for any other purpose any of the information received from Seller in connection with this

          Agreement, except as required by a governmental agency.

                              (b)  (i)  During this period, Buyer shall

          have the right to conduct an environmental review of the

          Purchased Real Property and the operations conducted or based at the Purchased Real Property (the "Environmental Review").  The

          Environmental Review shall be conducted by an environmental engineer selected by the Buyer and reasonably acceptable to

          Seller, all at the Buyer's expense.  Prior to the time the

          Environmental Review commences, the scope of the Environmental

          Review shall be agreed upon between Seller's engineer and Buyer's engineer, with a view towards a complete and comprehensive review, and Buyer shall provide Seller certificates of insurance identifying all workers' compensation, commercial general

          liability, business automobile liability, and umbrella or excess liability insurance policies maintained by Buyer's engineer or any other agent of Buyer (including any subcontractors or

          independent agents of Buyer's engineer), showing Seller as an additional insured on those policies.  Buyer shall give Seller reasonable advance notice of any visits to the Purchased Real

          Property in connection with the Environmental Review, including a statement of the activities expected to be conducted on each such visit, and will afford to Seller the opportunity to have its representatives present.  In addition,

          prior to the commencement of the Environmental Review, Buyer's engineer and Seller's engineer shall set forth in writing a protocol for the taking of split samples by Seller's

          representatives.   Seller agrees to provide Buyer with the

          results of any such samples taken after Seller's review of

          Buyer's own sampling test results.   Buyer agrees to provide to

          Seller and Seller's attorney copies of any reports, including any data generated during sampling, prepared for Buyer by its

          employees, contractor or subcontractor(s) concerning the

          Purchased Real Property, at the same time copies are delivered to

          Buyer.  The Environmental Review may include, but shall not be limited to the following:  a review of the land and improvements at the Purchased Real Property; a review of the operations conducted or based at the Purchased Real Property including, but not limited to, the handling of petroleum products, solid wastes and other Hazardous Materials; interviews of personnel working for Seller and governmental authorities; testing of above ground and underground tanks and pipes at the Purchased Real Property;

          air monitoring tests; and sampling and analysis of soil, ground water, surface water and building and construction materials including samples obtained through the installation of monitoring wells and any other tests necessary or advisable to ascertain the existence of environmental conditions and Hazardous Materials.

          Seller shall provide Buyer with access to all documentation in its possession relating to environmental matters at or relating to the Purchased Real Property
          and operations conducted thereat or based thereon.  All of

          Buyer's investigations hereunder shall be conducted so as not to materially interfere with Seller's normal business activities.

          In the event borings are to be drilled or monitoring wells are to be installed at any of the Purchased Real Property, an employee of Seller, promptly designated by Seller, shall be present at such Purchased Real Property at the time (noticed by Buyer in advance) when the decision is made with respect to the locations of the borings or monitoring wells, and such employee may object to their placement prior to such drilling and/or installation if in his reasonable opinion, such placement would materially interfere with the conduct of the Business or would cause a safety hazard.  Buyer shall indemnify and hold harmless Seller from any physical damage to the Purchased Real Property and any claim, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of or caused by a material

          interference with the Business or the negligence, willful or intentional conduct of Buyer or its representatives in conducting the Environmental Review.

                                   (ii) Buyer and Seller recognize that

          during the course of Environmental Review, Seller may disclose either orally, in writing, or by inspection to Buyer or its representatives confidential information regarding the affairs of

          Seller, including but not limited to records of environmental management and control. All such information disclosed by Seller and all information, including samples, developed or obtained by

          Buyer or its representatives in connection with or arising out of the Environmental Review shall be deemed "Confidential

          Information"
          for purposes of this Agreement. Buyer will retain in confidence,

          and will require its employees and agents to retain in

          confidence, all Confidential Information unless required by law to disclose to any governmental authority any Confidential

          Information.  In the event that Buyer concludes that Buyer or its representatives are required by law to disclose any Confidential

          Information to any governmental authority, Buyer shall notify

          Seller of the basis for this conclusion prior to making any such disclosure and provide Seller with a reasonable opportunity,

          subject to the requirements of applicable law and regulation, to make such disclosure on its own or to initiate appropriate action to prevent disclosure if Seller concludes such disclosure is not required by applicable law and regulation and Buyer insists on disclosing such Confidential Information.

                                   (iii)     Upon completion of the

          Environmental Review, Buyer's engineer shall prepare a written report (the "Environmental Report") based on the Environmental

          Review setting forth Buyer's engineer's conclusions on the following issues:  (i) whether there exists any unacceptable environmental condition or instance of threatened or actual non-

          compliance with Environmental Laws or Environmental Permits at,

          or with respect to, the Purchased Real Property, the operations conducted thereon or materials which are presently on or in, or have migrated from, the Purchased Real Property, including an actual or threatened Release of any Hazardous Materials (as defined under Article 13), which would require remediation compliance or investigatory efforts under the standards outlined below ("Required

          Remediation"); and (ii) a conservative estimate of the costs of performing all Required Remediation.  For Purchased Real Property

          located in the Commonwealth of Massachusetts and the operations conducted or based thereon, the standard of Required Remediation shall be the standards, laws, regulations and permits established or enforced by the Massachusetts Department of Environmental

          Protection and applicable Environmental Laws and Environmental

          Permits and, additionally, as to compliance matters those

          established or enforced by the United States EPA.  For Purchased

          Real Property located in the State of Rhode Island, and the operations conducted or based thereon, the standard of Required

          Remediation shall be as follows:

                    (i)  Required Remediation would include all efforts

                         necessary to satisfy all applicable Environmental

                         Laws and Environmental Permits and any

                         requirements or efforts that have been, or are,

                         identified by the State of Rhode Island Department

                         of Environmental Management ("RI DEM") in

                         correspondence or discussions with Buyer's

                         engineer or Seller at any time prior to the

                         Closing; and



                    (ii) Required Remediation at a Purchased Real Property

                         that is located wholly or partially in areas

                         currently classified by RI DEM as having "GAA"

                         groundwaters, "GA" groundwaters, or any

                         groundwaters of higher quality or equivalent

                         classification, would include all efforts

                         necessary
                         to ensure that any and all groundwaters and

                         surface waters either on, in, or emanating from,

                         or which have emanated from, the site, would

                         contain no substances in concentrations or amounts

                         exceeding or equal to:

                         1)   Any remedial standards established for such

                              substances based on the numerical groundwater

                              quality standards, groundwater goals,

                              preventive action limits, pollutant

                              concentration levels, groundwater remediation

                              objectives, and standards applicable to the

                              site, as determined through a conservative

                              interpretation of the Rules and Regulations

                              for Groundwater Quality, Regulation DEM-GW-

                              01-92 Sec.Sec. 1, 2, 3, 6, 7, 8, 9, 10, 13, 14,

                              15, 16 and 17 (May 1992), ("RI DEM GA

                              Standards"); or

                         2)   If there is currently no RI DEM GA Standard

                              established for any substance contained in

                              such groundwaters or surface waters, the more

                              stringent of either, a standard developed by

                              Buyer's and Seller's engineers, after

                              consultation with RI DEM and consideration of

                              all factors established as relevant to RI

                              DEM, or the most stringent groundwater

                              standard that would apply to remediating

                              groundwater at the site if it were subject to

                              investigatory and remedial action pursuant to

                              310 CMR

                              40.0000 ("Massachusetts Contingency Plan");

                              and

                    (iii)     Required Remediation at a Purchased Real

                              Property that is located wholly or partially

                              in areas currently classified by RI DEM as

                              having "GAA" groundwaters, "GA" groundwaters,

                              or any groundwaters of higher quality or

                              equivalent classification, would include all

                              efforts necessary to ensure that any and all

                              soils, bedrock, building materials, and

                              debris either on, in, or emanating from, or

                              which have emanated from, the site, would

                              contain no substances in concentrations or

                              amounts exceeding or equal to:

                         1)   Any RI DEM GA Standards; or

                         2)   If there is currently no RI DEM GA Standard

                              established for any substance contained in

                              such materials, the more stringent of either,

                              a standard developed by Buyer's and Seller's

                              engineers, after consultation with RI DEM and

                              consideration of all factors established as

                              relevant to RI DEM, or the most stringent

                              soil standard that would apply to remediating

                              soils at the site if it were subject to

                              investigatory and remedial action pursuant to

                              the Massachusetts Contingency Plan; and

                    (iv) Required Remediation at a Purchased Real Property

                         that is located wholly or partially in areas

                         currently classified by RI DEM as having "GB" or

                         "GC" groundwaters, would include all efforts

                         necessary to ensure that any and all groundwaters

                         or surface waters either on, in, or emanating, or

                         which have emanated from, the site would contain

                         no substances in concentrations or amounts

                         exceeding or equal to:

                         1)   Any remedial standards established for such

                              substances based on the numerical groundwater

                              quality standards, groundwater goals,

                              preventive action limits, pollutant

                              concentration levels, groundwater remediation

                              objectives, and standards applicable to the

                              site, as determined through a conservative

                              interpretation of the Rules and Regulations

                              for Groundwater Quality, Regulation DEM-GW-

                              01-92 Sec.Sec. 1, 2, 3, 6, 7, 8, 9, 10, 13, 14,

                              15, 16 and 17 (May 1992), ("RI DEM GB

                              Standards"); or

                         2)   If there is currently no RI DEM GB Standard

                              established for any substance contained in

                              such groundwaters or surface waters, the more

                              stringent of either, a standard developed by

                              Buyer's and Seller's engineers, after

                              consultation with RI DEM and consideration of

                              all factors established as relevant to RI

                              DEM,
                              or the most stringent groundwater standard

                              that would apply to remediating groundwater

                              at the site if it were subject to

                              investigatory and remedial action pursuant to

                              the Massachusetts Contingency Plan; and

                    (v)  Required Remediation at a Purchased Real Property

                         that is located wholly or partially in areas

                         currently classified by RI DEM as having "GB" or

                         "GC" groundwaters would include all efforts

                         necessary to ensure that any and all soils,

                         bedrock, building materials, and debris either on,

                         in, or emanating from, or which have emanated

                         from, the site, would contain no substances in

                         concentrations or amounts exceeding or equal to:

                         1)   Any RI DEM GB Standards; or

                         2)   If there is currently no RI DEM GB Standard

                              established for any substance contained in

                              such materials, the more stringent of either,

                              a standard developed by Buyer's and Seller's

                              engineers, after consultation with RI DEM and

                              consideration of all factors established as

                              relevant to RI DEM, or the most stringent

                              soil standard that would apply to remediating

                              soils at the site if it were subject to

                              investigatory and remedial action pursuant to

                              the Massachusetts Contingency Plan; and

                    (vi) Required Remediation would include all efforts

                         necessary to remove, and prevent the existence of,

                         any and all floating products or non-aqueous phase

                         liquids or chemical products in groundwaters,

                         surface waters, soils, bedrock, building

                         materials, and debris; and

                  (vii)  Required Remediation would include all efforts

                         necessary to remove, or to encapsulate and

                         eliminate all conditions of, any and all friable

                         asbestos.



                    In preparing the Environmental Report,  Buyer's

          engineer shall exercise its reasonable judgment, using the degree of skill and care exercised by reputable environmental

          consultants in similar circumstances and employing recognized environmental engineering practice and scientific principles.  In reaching its conclusions concerning the nature and scope of

          Required Remediation and the costs of performing Required

          Remediation, Buyer's engineer shall meet and consult with

          Seller's engineer and to the extent reasonably deemed relevant to a determination by applicable public authorities ("Applicable

          Public Authorities") as to Required Remediation, shall take into account all attendant facts and circumstances, including, without limitation, present use of the site, use of neighboring sites,

          ground water classification on the site, efficacy of available remediation methods and technology, topography, hydrology,

          proximity to private drinking water supply, likely threat to public health and welfare and the environment, the present or absence of standards promulgated by the Applicable

          Public Authority, remediation actually required by the Applicable

          Public Authority in the professional experience of such engineer,

          and the results of discussions with representatives of the

          Applicable Public Authority, to the extent Buyer's engineer believes such discussions are necessary to enable such engineer to make the judgments required of such engineer herein.

          Notwithstanding any provision hereof to the contrary, all

          discussions with any governmental agency, including without limitation, the applicable public authority concerning any environmental condition or instance of noncompliance with

          Environmental Laws or Environmental Permits shall be on a

          hypothetical basis without identification of the particular site in question.  In addition, Buyer's engineers shall be instructed not to consider any potential future changes in existing

          conditions except and only to the extent that they in their professional judgment believe that any Applicable Public

          Authority would consider such potential future changes.  If

          Seller's engineer does not agree with the conclusions concerning

          Required Remediation and the estimated costs thereof set forth in the Environmental Report, then Buyer's engineer and Seller's engineer shall together designate a third engineer to determine such Required Remediation and such estimated cost and the

          determination of such third engineer shall be final and binding on Buyer and Seller and shall be deemed the "Environmental

          Report" for purposes of this Agreement.

                                   (iv) The cost of Required Remediation,

          if any, as determined by the foregoing process with respect to each parcel of Purchased Real Property is referred to herein as the "Maximum Remediation Amount" with respect to such Purchased

          Real Property.  If the Maximum Remediation Amount exceeds the portion of the Purchase Price allocated to the affected Purchased

          Real Property on Exhibit 3.2.2, Seller may elect to delete such affected Purchased Real Property from this Agreement and the

          Purchase Price shall be reduced by the amount of the Purchase

          Price so allocated.  If the Maximum Remediation Amount is less than the portion of the Purchase Price allocated to the affected

          Purchased Real Property on Exhibit 3.2.2, or if Seller is

          permitted to delete any Purchased Real Property pursuant to the immediately preceding sentence but elects to perform such

          Required Remediation by giving Buyer notice, by the date of

          Closing, of Seller's intent to perform such Required Remediation,

          Seller shall have the obligation to perform the Required

          Remediation identified for the particular Purchased Real

          Property; provided, however, that Seller shall not be required to spend more than the Maximum Remediation Amount allocated to any particular Purchased Real Property for Required Remediation of

          such Purchased Real Property.  If Seller is permitted to and elects not to perform Required Remediation and a Purchased Real

          Property is deleted as provided herein, Buyer shall have the option at the Closing to enter into a 12 month lease for such

          Purchased Real Property not purchased, providing for (i) annual rental equal to 11% of the portion of the Purchase Price

          allocable to the Purchased Real Property subject to the lease,

          (ii) Seller to pay real estate
          taxes, but Buyer to pay real estate increases and (iii) Seller to pay for structural repairs and Buyer to pay for normal, routine maintenance and damage caused by Buyer ("Lease Terms").  If

          Seller is required or has elected to undertake Required

          Remediation, then at the Closing, Buyer shall enter into a 12 month lease for the affected Purchased Real Property on the Lease

          Terms and shall deposit subject to the Escrow Agreement that portion of the Purchase Price allocable to such Purchased Real

          Property as set forth on Exhibit 3.2.2.  If Seller is unable to complete the Required Remediation of any Purchased Real Property

          within 12 months of Closing, but Seller has been diligently following the protocol established in the Environmental Report to effect such Required Remediation, then the period to complete the

          Required Remediation shall be extended for up to an additional 12 months, provided that Seller's engineer and Buyer's engineer agree that it is reasonable to anticipate that such Required

          Remediation may be completed within such additional 12 months;

          and in such event the lease shall be extended on the Lease Terms for an additional 12 months or, if sooner, the completion of

          Required Remediation.  At such time as Seller completes the

          Required Remediation, either within the initial 12 month period or, if the lease is extended as aforesaid, within the second 12 month period, Buyer shall purchase such Purchased Real Property at the Purchase Price allocated to such Purchased Real Property.

          Seller may discontinue the Required Remediation of any Purchased

          Real Property at any time if the amount theretofore expended by

          Seller in connection with Required Remediation of such Purchased

          Real Property together with the
          reasonably estimated cost of any remaining Required Remediation exceeds the portion of the Purchase Price allocable to such

          Purchased Real Property.  If the lease is not extended after the first 12 month period, or if Seller elects not to continue with the Required Remediation of any affected Purchased Real Property and gives Buyer notice of such election, Buyer has the option to continue to lease such affected Purchased Real Property for an additional year, subject to the same terms and conditions, to allow Buyer to move its operations to a new facility.  Payment of the Purchase Price for any such Purchased Real Property shall be made from the amounts held pursuant to the Escrow Agreement, with

          Buyer being entitled to any income earned with respect thereto.

          At such time as Buyer's obligation to buy any such Purchased Real

          Property terminates, the amount placed subject to the Escrow

          Agreement with respect to such Purchased Real Property (together with interest thereon) shall be returned to Buyer.

                              (c)  Seller agrees that any inquiry or

          investigation made by Buyer pursuant to this Agreement shall not in any way affect or lessen the representations and warranties made by them in this Agreement or their survival of the Closing to the extent provided for herein.  In any action or proceeding based upon the breach of any representation or warranty,

          Shareholders and Seller hereby waive the defense that Buyer knew or should have known the true facts or circumstances.

          Notwithstanding the foregoing, if Seller discovers any facts which disclose the inaccuracy or breach of any representations and warranties made by Seller pursuant to this Agreement which facts were unknown to

          Seller at the time of execution of this Agreement and Seller advises Buyer of such facts at least 3 days prior to the Closing in the manner provided herein for the giving of notices, or if any such facts are disclosed by the Environmental Review, whether or not called to Buyer's attention by Seller, then Buyer may elect to terminate this Agreement based upon the disclosure of such facts or to close; however, in neither event will Buyer have a claim against Seller based upon the existence of such facts.

                         6.3  So that Buyer will be in a position to inte-

          grate the Customer information into Buyer's computer system within 15 days from the execution of this Agreement Seller will provide Buyer with a layout of Seller's master computer file relating to the Customers and a computer tape of such master files as of the most recent available date showing for 25

          Customers all relevant service, delivery, and billing information including (to the extent contained in such computer tape and records):  billing and delivery name and address, tank size, last delivery date, degree day information, service contract type,

          amount billed, inception date and expiration date on service contract, amount due to Seller and, where applicable, the

          Customer credit balance.

                         6.4  Seller shall transfer the telephone numbers

          of the Business to the Buyer at the Closing.

                         6.5  The Seller shall give prompt notice to the

          Buyer of (i) any notice of, or other communication received by the Seller subsequent to the date of this Agreement and prior to the Closing Date relating to, a default or event which with notice or lapse of time or both would become a default, or which would cause
          any warranty or representation of the Seller to be untrue or misleading in any material respect as of the date the same is deemed given or made, under this Agreement, (ii) any notice or other communication received by the Seller from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this

          Agreement, and (iii) any material adverse change in its business,

          operations, prospects, earnings, assets or condition (financial or otherwise).

                         6.6  Promptly after the execution hereof, Seller

          and Buyer shall each prepare any and all documentation and supply any and all information required by any governmental authority or agency thereof to be filed by Buyer or Seller, as the case may be, prior to conveying its interest in the Purchased Real

          Property, if any, and shall timely make the necessary filings,

          applications, etc. relating thereto.  Buyer and Seller each agrees to cooperate with the other in the completion, execution and submission of any such filings, applications, etc.

                              (a)  Following the execution of this

          Agreement, Buyer, and its agents, contractors, engineers,

          appraisers and other professionals qualified to inspect and evaluate the structures located on the Purchased Real Property,

          shall have the right to conduct a physical inspection of the

          Purchased Real Property, at its own expense.   In the event that

          any substantial defects or weaknesses are discovered, including but not limited to structural, roof, electrical, plumbing, hvac and appliance defects, Buyer shall forward a copy of the

          inspection report to Seller within five (5) days of its receipt by Buyer and Seller, shall at its own cost and expense either satisfactorily repair, replace or remedy any defective condition prior to the Closing, or reduce the Purchase

          Price by the amount reasonably estimated to repair, replace or remedy the defective condition.

                              (b)  Seller will as promptly as practicable

          but no more than 10 days after the execution of this Agreement,

          deliver to Buyer copies of the following, to the extent they exist and are in Seller's possession or obtainable by Seller:

                                   (i)  the deeds and other instruments by

          which Seller acquired the Purchased Real Property;

                                   (ii) all title insurance policies,

          opinions and abstracts affecting the Purchased Real Property, all documents affecting title to the Purchased Real Property,

          including but not limited to all instruments creating or

          effecting a lien, and all surveys for the Purchased Real

          Property;

                                   (iii)     all inspection, engineering,

          soil or architectural notices, studies, reports and plans and specifications that relate to the physical condition or operation of the Purchased Real Property or any buildings, plants and structures located thereon;

                                   (iv) all certificates of occupancy,

          licenses, permits, continuation certificates of occupancy,

          variances relating to construction, use, location and/or

          distance, authorizations and approvals  with respect to the

          Purchased Real Property, or any portion thereof, occupancy thereof or any present use thereof;

                                   (v)  all guarantees and warranties

          relating to the Purchased Real Property, the buildings, plants or structures thereon or the equipment used in connection with the ownership, operation or maintenance thereof; and

                                   (vi) all environmental studies, evalua-

          tions and reports prepared about the Purchased Real Property.

                         6.7  Seller expressly agrees to take the following

          actions with respect to the Business prior to Closing:

                              (i)  Seller shall take all actions required

          of Seller under applicable Environmental Laws and under the

          Environmental Permits to obtain or renew and transfer to the

          Buyer the Environmental Permits.  Seller shall bear all costs associated with applying for, issuance or renewal of any such

          Environmental

          Permit, but any permit transfer fees shall be borne equally by

          Seller and Buyer.  Seller shall execute any and all transfer documents and assist in obtaining any consent required in

          connection with the transfer of the Environmental Permits.

                              (ii)  Seller shall take all actions expressly

          required of Seller under any applicable Environmental Law to transfer to the Buyer all right, title and interest in and to the

          Business and the Purchased Real Property.

                         6.8  Seller To Comply with Obligations.
                              --------------------------------------

                              Seller will use its best efforts to comply

          with all of its obligations under this Agreement and to fulfill all of the conditions precedent to Buyer's obligations.

                         6.9  As soon as practicable, the Seller and Buyer

          shall make any and all filings which are required under the HSR

          Act.  Seller will furnish to Buyer and Buyer will furnish to

          Seller such necessary information and reasonable assistance as

          Buyer or Seller may request in connection with its preparation of necessary filings or submissions to any governmental agency,

          including, without limitation, any filings necessary under the provisions of said Act.  Each party will supply the other with all correspondence, filings, communications or memoranda between

          Seller or its representative, on the one hand, and the Federal

          Trade Commission, the Antitrust Division of the U.S. Department

          of Justice or any other governmental agency or authority or members of their respective staffs, on the other, with respect to this Agreement or the transactions contemplated hereby.


                    7.   Conditions Precedent to
                         Obligations of the Buyer.
                         ------------------------

                         The obligation of the Buyer hereunder to

          consummate this Agreement is expressly subject to the

          satisfaction on or before the Closing, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Buyer):

                         7.1  Seller and Shareholders shall have materially

          complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to this

          Agreement on or before the Closing.

                         7.2  The representations and warranties of Seller

          contained in this Agreement including the exhibits hereto (or, if made to Seller's knowledge, the facts contained in each such representation) shall be true and correct in all material

          respects
          as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the

          Closing Date; provided, that the representations set forth in

          Section 4.12, Section 4.7(b) and the first sentence of Section

          4.9 shall be true and correct only as of the date of the

          execution of this Agreement.

                         7.3  Between December 31, 1993 and the Closing

          there shall have been no material and adverse change in the

          Business or employee profile of the Seller.

                         7.4  From and after the date of this Agreement and

          through and including the Closing, there shall have been no legal action pending or threatened which could have a material adverse effect on the Business or the Assets.

                         7.5  The Buyer shall have received all of the

          documents required pursuant to Article 9 hereof and such

          additional documents as Seller may have agreed in writing to deliver.

                         7.6  The Buyer shall not have validly terminated

          this Agreement pursuant to Article 12 hereof.

                         7.7  The HSR Act has been complied with by Seller

          and either the waiting period has expired without objection from the FTC or the FTC has agreed to early termination of the waiting period.

                         7.8  Notwithstanding anything contained in Section

          7.2 to the contrary, in the event that there is any variation between the facts contained in the representations set forth in

          Section 4.11 (other than those contained in 4.11(a) and 4.11(j))

          and the facts existing as of the Closing, and such variation would
          not materially adversely affect the operations of the Business at such Purchased Real Property, said representation shall be deemed to be true and correct in all material respects for purposes of

          Section 7.2.

                         7.9  (a)  In all material respects, the Purchased

          Real Property shall be in the same condition at Closing as it is on the date hereof, reasonable wear and tear excepted.  In the event that between the date hereof and the Closing Date any damage occurs to any of the Purchased Real Property as a result of fire or other casualty, the foregoing condition shall be deemed satisfied if (i) there are sufficient insurance proceeds to restore the damage to substantially the same condition as previously existed and Seller assigns to Buyer all of its right,

          title and interest in and to such insurance proceeds or gives

          Buyer a credit against the Purchase Price for the cost of

          restoration and (ii) the damage (or the restoration of such damage) would not materially adversely affect the operations of the Business at such location.

                              (b)  (i)  Notwithstanding anything contained

          herein to the contrary, in the event that any of the foregoing conditions is not satisfied with respect to any portion of the

          Purchased Real Property, Buyer may elect to close and consummate the transactions contemplated in this Agreement with the deletion of the subject Purchased Real Property from the transaction.  In the event Buyer elects to delete a Purchased Real Property, the

          Purchase Price as set forth in Article 3 will be reduced by the amount allocated to such Purchased Real Property on Exhibit 3.2.2 and at Buyer's election, Seller shall lease the affected

          Purchased Real Property for one year to Buyer on the Lease Terms.

                                   (ii) Notwithstanding the provisions of

          subparagraph (i), if Buyer elects to delete a Purchased Real

          Property, Seller may, by written notice to Buyer prior to the

          Closing, elect to satisfy those conditions which were unsatisfied as of the Closing Date in which event Buyer shall deposit with the Escrow Agent the amount of the Purchase Price allocable to such Purchased Real Property as set forth on Exhibit 3.2.2, Buyer shall lease such Purchased Real Property for up to six months on the Lease Terms and Seller shall have up to six months to satisfy such conditions.  Upon the satisfaction of such conditions, and all other conditions precedent to Buyer's obligation to buy such

          Purchased Real Property as provided elsewhere in this Agreement within such period of six months, Buyer shall buy the property from Seller and the payment shall be made from the escrow

          deposit. In all other events, the escrow deposit together with interest thereon shall be returned to Buyer.


                    8.   Conditions Precedent to Obligations
                         of Seller and Shareholders.
                         -----------------------------------

                         The obligation of Seller and Shareholders to con-

          summate this Agreement is expressly subject to the satisfaction as of the Closing of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller):

                         8.1  The Buyer shall have materially complied with

          and duly performed all of the agreements and conditions on its part
          to be complied with or performed pursuant to this Agreement on or before the Closing.

                         8.2  The representations and warranties of the

          Buyer contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the

          Closing with the same force and effect as though such

          representations and warranties had been made on and as of the

          Closing.

                         8.3  Seller shall have received all of the docu-

          ments and payments required pursuant to Article 10 hereof.

                         8.4  The HSR Act has been complied with by the

          Buyer and either the waiting period has expired without objection from the FTC or the FTC has agreed to early termination of the waiting period.

                         8.5  Seller shall not have validly terminated this



          Agreement pursuant to Article 12 hereof.

                    9.   Deliveries of Seller and
                         Shareholders at the Closing.
                         ---------------------------

                         At the Closing Seller shall deliver or cause to be

          delivered to the Buyer the following:

                         9.1  Certificate dated a current date from the

          appropriate authorities in the State of Rhode Island attesting to the existence and good standing of the Seller.

                         9.2  An opinion, dated as of the Closing, of

          Messrs. Partridge, Snow & Hahn in substantially the form of

          Exhibit 9.2.

                         9.3  Certified copies of the resolutions of the

          Board of Directors and, if required by applicable law, the shareholders of the Seller approving the execution of this

          Agreement and the transactions contemplated herein.

                         9.4  Such documents of transfer and assignment

          reasonably requested by Buyer to transfer good title to the

          Assets.

                         9.5  At the Closing, Seller shall deliver all

          delivery records, service records and credit records and such other operating information relating to the Customers in Seller's possession or under Seller's control and readily available to

          Seller as Buyer may reasonably request relating to the Customers and such computer printouts of current information as Buyer may reasonably request.

                         9.6  If requested by Buyer, a letter to Customers

          prepared by Buyer in form reasonably satisfactory to Seller describing the transaction.

                         9.7  Assignment of Seller's telephone numbers set

          forth on Exhibit 2.8.1.

                         9.8  Restrictive Covenant of Seller and Robert E.

          DeBlois, Arthur J. DeBlois, III, Stephen J. DeBlois, Charles H.

          DeBlois, Jr. and Arthur J. DeBlois, Jr. as set forth in Article

          14.

                         9.9  Certifications as to material compliance with

          this Agreement and number of Active Customers.

                         9.10 Written authorization for Buyer to endorse

          and to deposit in its account checks payable to Seller in

          connection with the accounts receivable of Seller to be collected by Buyer; subject, however to Seller's rights pursuant to Article

          16.

                         9.11  The Buyer shall have received all of the

          documents required pursuant to Article 9 hereof and such

          additional
          documents as Seller may have agreed in writing to deliver and,

          with respect to the Purchased Real Property, which Buyer's title company reasonably requests or which are necessary or customary to deliver to convey or transfer Seller's interest in the

          Purchased Real Property.

                         9.12 In addition to anything set forth elsewhere

          in this Agreement, with respect to the Purchased Real Property,

          at the Closing, Seller shall deliver the following to Buyer:

                              (a)  With respect to the Purchased Real

          Property, a statutory form of Quitclaim Deed executed in proper form for recording so as to convey title as required by this

          Agreement;

                              (b)  To the extent they are then in Seller's

          possession and not posted at the Purchased Real Property,

          certificates, licenses, permits, authorizations and approvals issued for or with respect to the Purchased Real Property by governmental and quasi-governmental authorities having

          jurisdiction over, or the operations conducted at, the Purchased

          Real Property.

                              (c)  Checks payable to the order of the

          appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Buyer pay any of such taxes and credit Buyer with the amount thereof against the balance due of the Purchase Price;

                              (d)  Certification of Non-Foreign Status of

          Transferor sufficient to comply with IRC Sec.Sec. 897, 1445 and related provisions, as amended, and any substitute provisions of any successor statute and the regulations thereunder ("FIRPTA") and any other necessary documentation relating thereto;

                              (e)  The information necessary for Internal

          Revenue Service ("IRS") Form 1099-S or other similar form

          required;

                              (f)  Such affidavits or other documents as

          Buyer's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments,

          bankruptcies, or other returns against persons or entities whose names are the same as or similar to Seller's or Shareholder's;

                              (g)  Evidence, satisfactory to Buyer's title

          company, of Seller's authority to sell and convey Seller's interest in the Real Property and of Seller's authority to execute the documents required hereunder and to take the actions contemplated herein;

                              (h)  Letters of good standing, lien releases,

          or such other documents as the title insurance company may require from either the Seller or the Rhode Island Division of

          Taxation to issue its title insurance policy without exception for potential liens arising under applicable law to secure unpaid business corporation taxes; and

                              (i)  Any other documents required by this

          Agreement or by the State of Rhode Island or local law, including but not limited to environmental laws, to be delivered by Seller to convey or transfer, as required herein, the Purchased Real

          Property in accordance herewith.

                              (j)  An assignment to Buyer of all service

          contracts indicated on Exhibit 4.11 as to be assigned to Buyer and any consents required to effectuate each such assignment.

          With respect to all other service contracts, proof, reasonably satisfactory to Buyer, that each has been terminated.

                         9.13 Lease on the terms of Exhibit 9.13 (3 months,

          with 3 month renewal) and otherwise on such reasonable terms as the parties shall mutually agree upon in the exercise of good faith.

                         9.14 An assignment to Buyer of all of Seller's

          right, title and interest in restrictive covenants benefitting the Business.


                    10.  Deliveries of the Buyer at the Closing.
                         --------------------------------------

                         At the Closing, the Buyer shall deliver or cause

          to be delivered to Seller the following:

                         10.1 Certified resolutions of the Board of

          Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the trans-

          actions contemplated herein.

                         10.2 Wire transfer in payment of the Purchase

          Price, as adjusted, pursuant to Paragraph 3.5.

                         10.3 Assumption agreement covering the Assumed

          Liabilities in the form of Exhibit 10.3.

                         10.4 An opinion, dated as of the Closing, of

          Phillips, Nizer, Benjamin, Krim & Ballon in substantially the form of Exhibit 10.4.

                    11.  The Closing.
                         -----------

                         11.1 The closing ("Closing") shall take place at

          the offices of Partridge, Snow & Hahn, 180 South Main Street,

          Providence, Rhode Island, 9:00 A.M. on June 30, 1994 or at such other time and place as the parties may agree ("Closing Date").

                         11.2 To the extent applicable, any taxes,

          assessments, vault charges, water or sewer rent charges or assessments which are due and payable as of the Closing Date,

          together with interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge elsewhere in this Agreement or which are against corporations,

          estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to

          discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Buyer on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record, or of which

          Seller has knowledge.  Upon request made a reasonable time before

          Closing, Buyer shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with this

          Agreement.

                         11.3 If, on the Closing Date, there are any

          pending applications or proceedings for reduction of the assessed valuation of the Purchased Real Property and the real estate taxes predicated
          thereon which apply to or include the tax year during which the

          Closing occurs and any refunds are recovered or the taxes are reduced as a result thereof, whether by settlement or otherwise,

          such refunds and/or reduction (after deducting all expenses,

          including reasonable attorneys' fees) shall be apportioned between Seller and Buyer to the day immediately prior to Closing.

                         11.4 Real estate and personal property taxes,

          water and sewer use charges, fire district fees, and all other sums which, if unpaid, constitute liens on the Purchased Real

          Property, shall be apportioned as of the Closing Date and the net amount thereof, shall be added to or deducted from, as the case may be, the Purchase Price payable by Buyer at the time of delivery of the deed.  The Seller shall pay the documentary stamps for recording the deeds.  Also, those service contracts to be assumed by the Buyer shall also be adjusted on the closing

          Date with the Seller paying its pro-rata share of such amounts for the period prior to and including the Closing Date and the

          Buyer at its option paying or assuming the balance.

                         11.5 At or prior to Closing, Seller shall cause to

          be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Purchased Real Property prior to the Closing Date, which obligation shall survive the

          Closing.

                    12.  Termination of Agreement.
                         ------------------------

                         This Agreement may be terminated and the obliga-

          tions to consummate this transaction cancelled at any time prior to the Closing:

                         12.1 By mutual consent of Buyer and Seller.

                         12.2 By either Buyer or Seller if there has been a

          material misstatement or material omission in a representation or a material breach in any warranty or covenant on the part of the other party the effect of which has not been cured within ten

          (10) business days after notice thereof has been given, or in the case of a breach or default the effect of which can be cured but cannot be cured within 10 days, if said party diligently

          commences to cure the same within said 10 day period and

          thereafter fails to cure the effect of same, within 20 days after such notice.

                         12.3 By either Buyer or Seller if the material

          conditions precedent to its obligations have not been fulfilled or complied with as provided in Articles 8 and 9 hereof,

          respectively.

                         12.4 If this Agreement is terminated by Buyer

          based upon a breach or default of Seller, other than Seller's inability to transfer good and marketable title with zoning as represented to any Purchased Real Property, the Seller shall pay to the Buyer the sum of $1,500,000 as liquidated damages in lieu of all other remedies available to Buyer and Seller shall have no further liability to Seller arising out of or relating to this

          Agreement.  If there is no Closing for any other reason, Buyer shall have no claim against the Seller.

                    13.  Assumption and Indemnification.
                         ------------------------------

                         13.1 Except as provided in Paragraph 13.2, Buyer

          does not assume or agree to assume and shall not acquire or take over any liability or obligation of any kind or nature of Seller,

          direct, contingent or otherwise.

                         13.2 Buyer hereby agrees to assume, to discharge

          and to hold Seller harmless from Seller's obligations and

          liabilities existing as of the Closing Date (a) under all

          Customer credit arrangements to the extent Buyer received a credit under Article 3, (b) with respect to future work to be performed under Customer service contracts for which Buyer received a credit under Article 3, (c) for accrued employee bene-

          fits of employees of Seller hired by Buyer to the extent Buyer received a credit under Article 3, (d) warranty obligations of the Business for parts and labor on normal one year warranties,

          (e) obligations of the Business to furnish parts and labor under manufacturers warranties furnish to Customers by the Business in the ordinary course of business, (f) obligations under executory installation agreements entered into by the Business in the ordinary course of its business, (g) sales incentive programs of the Business as described on Exhibit 4.9.2 and (h) normal and usual one year service agreements at competitive rates affecting the Purchased Real Property (collectively the "Assumed Liabili-

          ties").

                         13.3 Seller agrees to defend, indemnify and hold

          Buyer harmless from any and all liabilities, other than Assumed

          Liabilities, of every nature and description (including

          reasonable attorneys' fees), arising out of or relating to (i)

          any and all of

          Seller's activities and those of any predecessor prior to the

          Closing, (ii) any liabilities or obligations of Seller and those of any predecessor other than the Assumed Liabilities (iii)

          failure to comply with the bulk sales law, (iv) any on-site conditions or circumstances with respect to soil, surface waters,

          groundwaters, stream sediment, air and similar environmental media, on-site of the properties owned and or operated at any time by the Seller that could require Cleanup and/or that may result in Damages which occurred or commenced to occur prior to the Closing other than those identified in the Environmental

          Report, (v) conditions or circumstances with respect to soil,

          surface waters, ground waters, stream sediment, air and similar environmental media emanating from and offsite of the properties owned and/or operated at any time by the Seller that could require Cleanup and/or result in Damages, which occurred or commenced to occur prior to the Closing, (vi) the violation by

          Seller or any predecessors of any Environmental Law or

          Environmental Permit by virtue of the use, operation, lease or ownership of the Business or the Purchased Real Property other than violations identified in the Environmental Review, and (vii)

          any and all Damages arising out of or related to or resulting from any Release or Hazardous Material identified as requiring

          Cleanup in the Environmental Review regardless of whether the

          Release of Hazardous Material was caused by Seller other than

          Releases which did not occur or did not commence to occur prior to the Closing or Hazardous Materials which were not located on the Purchased Real Properties as of the Closing.

                         13.4 Buyer agrees to defend, indemnify and hold

          harmless Seller from any and all liabilities of every nature and description (including reasonable attorneys' fees) arising out of or relating to any and all of Buyer's activities or those of any successor following the Closing.

                         13.5 The indemnification for attorneys fees

          contained herein shall include the legal costs incurred by a party to enforce its rights under this Article.  Any party defending a claim which may be the subject of indemnification by the other party shall engage counsel reasonable acceptable to such other party.

                         13.6      The following definitions shall apply

          for purposes of this Agreement:

                         Cleanup.  "Cleanup" means all actions required to:
                         -------

          (i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of

          Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv)

          respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of

          Hazardous Materials in the indoor or outdoor environment.

                    Damages.  "Damages" means all liabilities, obligations,
                    -------

          responsibilities, losses, damages, deficiencies, punitive

          damages, consequential damages, treble damages, costs and

          expenses

          (including, without limitation, all reasonable fees,

          disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and

          responding to government requests for information or documents),

          fines, penalties, restitution and monetary sanctions, interest,

          direct or indirect, know or unknown, absolute or contingent,

          past, present or future, resulting from any claim or demand, by any person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, the Release or threatened Release of Hazardous Materials into the indoor or outdoor environment, either on-site or off-site, as a result of past or present (to the Closing Date) ownership, leasing or operation of the Business or any properties, owned, leased or operated by Seller.

                    Environmental Information.  "Environmental Information"
                    -------------------------

          means any tangible material relating to any environmental matter,

          including, but not limited to, Cleanup, Environmental Laws,

          Hazardous Materials, Damages, and Releases as defined in this

          Agreement, material and relevant to the operation of the Business or the Purchased Real Property, including the Environmental

          Review, whether handwritten, typewritten, printed, recorded or graphic matter including computer-generated mediums, however,

          produced or reproduced and regardless of whether created by or on behalf of Seller or some other entity .

                    Environmental Laws.  "Environmental Laws" means all
                    ------------------

          current foreign, federal, state and local statutes, common laws, laws, judicial decisions, regulations, rules, orders,

          stipulations, consent agreements, administrative decisions or ordinances relating to (i) pollution or protection of the

          environment, including, without limitation, laws relating to

          Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation,

          ambient air, surface water, groundwater, land, building

          materials, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment,

          reclamation, recycling, storage, disposal, Release, transport or other handling or management of Hazardous Materials; or (ii)

          occupational health and safety in so far as it relates to

          Hazardous Materials.

                    Environmental Permits.  "Environmental Permits" means
                    ---------------------

          all permits, consents, licenses, certificates, approvals,

          registrations and other authorizations which are required under the Environmental Laws for the ownership, use, lease or operation of the Business or Purchased Real Property.

                    Hazardous Materials.  "Hazardous Materials" means all
                    -------------------

          substances, constituents, materials or wastes defined as

          hazardous substances in the Comprehensive Environmental Response

          Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., or
                                                           ------

          regulated under, any Environmental Law and including without limitation, any oil, petroleum, petroleum product, pollutant,

          dangerous substance, toxic substance or hazardous substance.

                    Release.  "Release" means any release, spill, emission,
                    -------

          discharge, leaking, pumping, injection, deposit, disposal,

          discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air,

          surface water, groundwater, building materials and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil,

          surface water, groundwater or property either off-site or on-

          site.


                    14.  Restrictive Covenants.  The Seller and each of the
                         ---------------------

          Shareholders agrees as follows:

                         14.1 For a period of five (5) years from the date

          of Closing it (he or she) will not in the Territory, directly or indirectly, sell or distribute, or solicit or accept orders for the sale or distribution of, or assist or advise any person in connection with the sale or distribution of, or the solicitation or acceptance of orders for (a) the sale of (i) retail delivered home, commercial and industrial non-Bid #2 fuel oil, (ii) retail non-Bid delivered kerosene for home heating, (iii) retail non-Bid delivered home, commercial and industrial propane and (iv) the sale of petroleum products on a Bid basis to Customers and (b)

          the sale, installation and servicing of heating equipment and airconditioning equipment; except to properties, service stations and convenience stores owned or operated by Seller or its

          subsidiaries, in the Territory.

                         14.2 From the date of the Closing, it (he or she)

          will not in the Territory, directly or indirectly (i) sell or distribute, or solicit or accept orders for the sale or distribu-

          tion of, or assist or advise any person in connection with the sale or distribution of, or the solicitation or acceptance of orders for

          (a) the sale of (i) retail delivered home, commercial and

          industrial non-Bid #2 fuel oil, (ii) retail non-Bid delivered kerosene for home heating and (iii) retail non-Bid delivered home, commercial and industrial propane and (b) the sale,

          installation and servicing of heating equipment and

          airconditioning equipment; except to properties, service stations and convenience stores owned or operated by Seller or its

          subsidiaries, to the Customers or interfere or seek to interfere with the patronage of the Customers with the Buyer or (ii)

          communicate with any of the Customers or assist any person to communicate with any of the Customers relating to the activities in which it is prohibited from engaging in except at the prior written request of Buyer.

                         14.3 At no time after the Closing will it disclose

          any information included in the Customer Information or use the

          Tradenames or any phrase incorporating the Tradenames or

          phonetically similar to the Tradenames; provided, however, that

          Seller may retain its corporate name and use such corporate name on required governmental filings.

                         14.4 The Seller acknowledges that if it should

          breach a covenant contained herein, Buyer's remedy at law will be inadequate.  Therefore, in addition to any remedy otherwise available to the Buyer, and notwithstanding the provisions herein for arbitration, the Seller agrees that Buyer shall be entitled to an injunction restraining it from any such violation.

          Moreover, if it shall be determined by any arbitration panel or court, that any covenant herein is not enforceable due to its geographic area or duration, then it is the intention of the parties that such
          covenant shall be enforceable to the greatest extent possible,

          and will be deemed amended so as to reduce the geographic area or duration, as the case may be, to the extent necessary to secure enforceability.

                         14.5 For the purposes of this Article, a person

          will be deemed directly or indirectly engaged in a business if it, or in the case of an individual he or his spouse,

          participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager,

          employee, consultant, advisor or agent or if it, or in the case of an individual, he or such spouse controls such business.  Such person shall not for purposes of this Article be deemed a

          stockholder or lender if it, or in the case of an individual, he or his spouse, holds less than two (2%) percent of the

          outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Seller,

          provided that Seller or such spouse shall not be in a control position with regard to such corporation.

                         14.6 Notwithstanding the foregoing:

                              (a)  Any activity permitted in the definition

          of Excluded Business shall not be restricted by this Article.

                              (b)  Seller shall be permitted to use

          "DeBlois" as a corporate name or in conjunction with any other words or phrases other than "Oil Company" or "Fuel Oil";

          provided, however, that the name DeBlois may not be used by

          Seller either separately or in conjunction with any other words or phrases as a trade name to market petroleum products to consumers.

                              (c)  Seller shall have the exclusive right to

          use the tradenames "DB" and "DB Mart", except that Buyer will have the exclusive right to use the DB logo in the form it is presently used to market products of the Business.  If Buyer discontinues the use of such DB logo, Buyer shall reconvey it to

          Seller at no cost.

                         14.7 The benefit of the provisions of this Article

          shall be assignable to, and enforceable by, any person, firm,

          corporation or other entity which purchases any of the Customers from Buyer.


                    15.  Notices.  All notices, requests and other communi-
                         -------

          cations shall be in writing and shall be deemed to have been duly delivered if delivered personally or mailed by certified mail,

          return receipt requested to the parties at their above address or such other address as a party may designate in the manner

          provided herein for giving of notices.  Copies of all

          communications shall be sent to:


                              Phillips, Nizer, Benjamin, Krim & Ballon
                              31 West 52nd Street
                              New York, New York 10019-6167
                              Attn: Alan Shapiro, Esq.

                              Partridge, Snow & Hahn
                              180 South Main Street
                              Providence, Rhode Island  02903
                              Attn:  John Partridge, Esq.



                    16.  Seller's Accounts Receivable.
                         ----------------------------

                         16.1 It is agreed that none of Seller's accounts

          receivable shall be sold or transferred to Buyer; provided,

          however, that for a period of 120 days following the Closing

          ("Collection Period"), Buyer agrees to include in its billing to

          Customer, and collect on behalf of the Seller, the accounts receivable of Active Customers and all Customers to whom Buyer makes fuel oil deliveries; provided, however, that Buyer agrees to follow such procedures with respect to equipment installation receivables owned by Seller, as well as those previously sold by

          Seller to Citizens Trust Company for which Seller acts as

          collection agent, for the life of such equipment installment receivables, except that Buyer reserves the right to purchase without recourse any equipment installment receivables owned by

          Seller at any time, discounted to present value at 6% per annum.

          Prior to the Closing, all debit balances relating to interest charged to Customers shall be deleted from Seller's accounts receivable.  Buyer shall be under no obligation to institute litigation to collect such accounts receivable.  If Buyer

          receives payment relating to the accounts receivable of any other

          Customers or other persons owing amounts to Seller, Buyer shall promptly transmit them, in the form received, to Seller.  Buyer shall include the amounts due to Seller in Buyer's billing to the

          Customers.   All amounts received from a Customer shall be

          applied first to satisfy amounts owed by said Customer to Seller.

          After the full amount owed to Seller by said Customer with respect to all such accounts receivable has been satisfied, Buyer may retain any payments made by any such Customer.  If a Customer disputes Buyer's payment to Seller of any monies paid to Buyer by such Customer, then Buyer will notify Seller and Seller will hold

          Buyer harmless from any loss to the extent of the amount paid over to Seller with
          respect to such Customer.  If (i) Buyer had made a payment under this Paragraph 16.1 to Seller with respect to any Customer, and

          (ii) at the end of the Collection Period such Customer is

          disputing any amount due from said Customer to Seller, then, at the election of Buyer, Seller shall refund to Buyer the amount in dispute.  Thereupon Seller shall have the right to proceed directly against such Customer for any amounts owed to it.

          Seller shall pay over to Buyer immediately any amounts which

          Seller receives from any of the Customers relating to accounts receivable being collected by Buyer.  Promptly after the

          Collection Period, Buyer agrees that it will cease all billing and collection efforts with respect to any Customer's balance arising prior to the Closing and shall return to Seller all relevant customer records and Buyer shall be relieved of any responsibility with respect to such Customer balance arising prior to the Closing and Seller may enforce its rights to collect any of its accounts receivable arising prior to the Closing which remain outstanding; or, Buyer, if it so desires, may pay to

          Seller the amount of the account receivable due to Seller from the Customer and upon said payment Buyer shall own the account receivable and Seller shall have no further interest therein.

                         16.2 During the time Buyer is collecting Seller's

          accounts receivable, Seller or its representative may inspect the records of Buyer with respect to such accounts receivable of the

          Customers, during normal business hours on reasonable notice.

                         16.3 On the 1st and 15th of each month, Buyer

          shall remit amounts due to Seller resulting from collecting accounts receivable during the preceding 15 days and will supply

          Seller with
          a listing of the Customers and amounts still owed by each.  After the Collection Period Buyer shall continue to remit to Seller all amounts received with respect to Seller's accounts receivable unless Buyer has purchased the account receivable from Seller;

          Buyer shall apply amounts received first to amounts owed to Buyer unless the Customers indicate to the contrary in writing and if a

          Customer disputes payment to Seller, Seller shall refund to Buyer the amount in dispute.


                    17.  Additional Agreements.
                         ---------------------

                         17.1 After the Closing, Seller agrees to facili-

          tate the transfer of the Customers to Buyer and will cooperate with Buyer in a reasonable manner to facilitate such transfer and the maintenance of such patronage by Buyer; provided that Seller shall not be required to expend funds or inordinate time and attention to fulfill this obligation.

                         17.2 For a period of three years after the

          Closing, the Seller and Buyer shall retain and keep available for inspection by the other and its authorized representatives during normal business hours all service, delivery, billing and payment records relating to the Customers and the Business.  Seller and

          Buyer shall each permit the other to remove all or any part of said records for a reasonable time for inspection and copying.

                         17.3 At Buyer's request, the Seller will request

          its accountant to furnish to Buyer financial statements for the three fiscal year ends of the Business next preceding the Closing and, if such financial statements are not audited, will cooperate with

          Buyer, at Buyer's expense, to obtain an audit of such financial statements.  At Buyer's request, following the Closing Seller will request its accountants to furnish to Buyer unaudited financial statements including a statement of the cash flow of the Business for the 12 months ended with the calendar quarter which next precedes the Closing.  "Cash flow" means net income plus depreciation and amortization.

                         17.4 Seller covenants that if any Shareholder

          acting on behalf of himself or Seller has disclosed or hereafter discloses any Customer Information and any person to whom such

          Customer Information is disclosed attempts to use such informa-

          tion for competitive purposes, Seller will indemnify and hold

          Buyer harmless from any loss resulting therefrom.   If any

          employee or former employee of Seller has disclosed or hereafter discloses or uses for his own benefit any Customer Information obtained from Seller, at Buyer's request and at Buyer's cost,

          Seller shall immediately commence and diligently prosecute an appropriate action or proceeding for a permanent injunction pro-

          hibiting any such use and will use their best efforts to obtain a court order restraining any such use during the pendency of such action or proceeding; provided, however, that such proceeding shall be at Seller's cost if such disclosure or use was made and known to them prior to the Closing.  Seller shall not bring an action except at the request of Buyer.  At Buyer's request,

          Seller shall assign to Buyer any cause of action which Seller may have against any present or former employee or independent contractor and Seller and Shareholders will reasonably cooperate with Buyer in the prosecution of such claim.

                         17.5 Except as disclosure may be required by Buyer

          pursuant to securities laws, each of the parties agrees that it will keep confidential and not disclose to any person other than its employees, accountants and attorneys the details of this

          Agreement, including, by way of example and not limitation, the total purchase price, the purchase price per gallon or the purchase price for any particular Assets.  It is understood that

          Buyer reserves sole discretion as to timing of any announcement required by securities laws; but Buyer agrees to consult with

          Seller as to the content of any such announcement and that it shall make no such announcement without prior notice to Seller.

                         17.6 If Buyer has been unable to transfer Seller's

          telephone numbers prior to the Closing, Seller will afford to

          Buyer access to Seller's premises for up to 30 days on a 7 day per week 24 hour per day basis to permit Buyer's personnel to answer Seller's telephone.

                         17.7 Following the Closing, Buyer shall have the

          authority to receive Seller's mail and to remove checks in payment of the accounts receivable and other items relating to the Buyer's ongoing business with the Customers; subject,

          however, to Seller's rights to collect its accounts receivable as provided in Article 16.  All items belonging to Seller shall be promptly delivered to Seller.

                         17.8 The Purchase Price shall be allocated to the

          Assets as provided in Section 3.2.  Neither Buyer nor Seller shall take any position that varies from or is inconsistent with such allocation in any filing made by such party with the

          Internal

          Revenue Service (the "IRS") or any other governmental or

          regulatory authority; provided, however, nothing in this

          Agreement shall impose on either party the duty or obligation to contest any action which the IRS may take or any adjustment or change in such allocation which the IRS may make or propose.  The allocation of the purchase price among intangible assets shall in no way limit the equitable or legal relief to which Buyer is entitled in the event Seller or Shareholders should breach any representation, warranty or covenant in this Agreement.

                         17.9 Buyer agrees that it will make job offers to

          those employees listed on Exhibit 4.9.1 to become employed by the

          Buyer at the same pay scale as indicated on Exhibit 4.9.1 and will afford to such employees benefits which are similar to those now afforded to them as described on Exhibit 4.9.2.  This is not a covenant or agreement to retain any such persons as employees and Buyer reserves the right to terminate the employment of any such employee when Buyer believes it is in its best interest to do so.


                    18.  Arbitration.
                         -----------

                         18.1 Following the Closing, any dispute arising

          out of or relating to this Agreement, including modification or amendment hereof, shall be resolved by arbitration in the City of

          Providence, pursuant to the rules then obtaining of the American

          Arbitration Association.   The parties agree that the arbitrators

          sitting in any such controversy shall have no power to alter or modify any express provision of this Agreement, or to make any award which by its terms effects such alteration or modification.

          The parties consent in connection with any arbitration hereunder,

          that they may be served in or out of the State of Rhode Island by certified or registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance is allowed, or in such other manner as may be permitted under the

          Rules of the American Arbitration Association.  Judgment upon the award rendered may be entered by any court having jurisdiction.

          Injunctive relief which, but for this provision to arbitrate disputes, would be available, shall be available to the parties in a court proceeding hereto pending the final award.

                         18.2 The provision for arbitration contained

          herein shall in no way limit or restrict the right of a party to assert a claim against another party, by means of cross-claim,

          interpleader or otherwise, in an action commenced against one or more of the parties hereto by a third party.

                         18.3 The Buyer may assert no claims for

          arbitration (or commence any action in law or equity) unless and until the aggregate of all such claims exceeds $75,000.

                         18.4 No claim for arbitration may be asserted (or

          any action at law or equity commenced):

                              (a)  in the case of an alleged breach of any

          representation or warranty, more than 18 months after the

          Closing;

                              (b)  in the case of a claim for

          indemnification under Paragraphs 13.2, 13.3 (i) through (iii) or

          13.4 more than 36 months after the Closing;

                              (c)  in the case of a claim for

          indemnification under Paragraph 13.3 (iv) through (vii) more than

          60 months after
          the Closing; provided, however, that any claim relating to offsite disposal of materials from any of the Purchased Real

          Properties may be asserted at any time.

                              A claim for indemnification shall be deemed

          asserted at such time as Buyer notifies Seller of a claim

          asserted against Buyer by a third party.

                         18.5 Notwithstanding the foregoing, (i) Sellers

          total liability for any breaches of representation and warranties and claims for indemnification shall not exceed $10,500,000 in the aggregate, and (ii) Sellers total liability for Required

          Remediation at any Purchased Real Property shall not exceed the

          Maximum Remediation Amount for such Purchased Real Property.


                    19.  Miscellaneous.
                         -------------

                         19.1 This Agreement constitutes the entire

          agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agree-

          ments (except those contemplated hereunder), understandings,

          negotiations and discussions, whether oral or written, of the parties.  No supplement, modification or waiver or termination of this Agreement or any revision hereof shall be binding unless executed in writing by the parties to be bound thereby.  All representations and warranties made herein shall survive the

          Closing.

                         19.2 This Agreement is intended to be performed in

          the State of Rhode Island and shall be construed and enforced in accordance with the laws of the State of Rhode Island.

                         19.3 The parties hereto agree that they will, at

          the expense of the requesting party, from time to time execute and deliver any and all additional and supplemental instruments,

          and do such other acts and things which may be necessary or desirable to effect the purpose of this Agreement, and the consummation of the transactions contemplated hereby.  Buyer agrees that it will not record this Agreement or any notice of this Agreement.

                         19.4 Waiver by any of the parties hereto of any

          breach of, or exercise of any right under this Agreement, shall not be deemed a waiver of similar or other breaches or rights.

                         19.5 Captions and section headings used herein are

          for convenience only, and are not a part of this Agreement, and shall not be used in construing it.

                         19.6 All of the terms and provisions of this

          Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.  Neither party may assign this Agreement or any interest therein, except that Buyer may assign any interest in this Agreement to a subsidiary or affiliate providing that Buyer shall remain primarily liable for all obligations hereunder and shall furnish a guaranty to such effect reasonably satisfactory to the Seller.

                         19.7 All sales/use taxes, if any, arising out of

          the sale of the Assets hereunder, shall be paid by Buyer.

                         19.8 Buyer hereby agrees to indemnify and hold

          Seller harmless against and in respect of any claims from

          brokerage or other commissions relating to the Agreement or the transactions
          contemplated hereby resulting from its own dealing with any person in connection with this transaction and Seller hereby agrees to indemnify and hold Buyer harmless against and in respect of any claims from brokerage or other commissions

          relating to the Agreement or the transactions contemplated hereby resulting from its own dealing with any person in connection with this transaction.

                         19.9 This Agreement is intended to benefit the

          parties hereto and there shall be no third party beneficiaries of this Agreement including, but not limited to, employees,

          creditors, customers and suppliers of Seller or Buyer or any other person Buyer or Seller may have dealt in connection with this transaction.  In particular, but not in limitation of the foregoing, no creditor of Seller and no person seeking to enforce any agreement between such creditor and Seller shall have any rights by virtue of this Agreement.

                                             DeBLOIS OIL COMPANY

                                             By:___________________________
                                                 Robert E. DeBlois, President


                                             PETROLEUM HEAT AND POWER CO.,
                                             INC.


                                             By:___________________________
                                                  C. Justin McCarthy,
                                                  Senior Vice President

                                             ______________________________
                                             Robert E. DeBlois


                                             ______________________________
                                             Charles H. DeBlois, Jr.


















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






                                             ______________________________
                                             Stephen J. DeBlois


                                             ______________________________
                                             Arthur J. DeBlois, Jr.


                                             ______________________________
                                             Arthur J. DeBlois, III






























































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






                                       EXHIBITS


          2.8.1     Tradenames and Telephone Numbers
          3.2.1     Motor vehicles
          3.2.2     Purchased Real Property
          3.2.3     Propane Assets
          3.2.4     Miscellaneous Assets
          4.4(a)    Posted Prices
          4.4(b)    Guaranteed Price Arrangement
          4.4(c)    Service Contract Form
          4.4(e)    Accounts receivable
          4.4(f)    Large Customers
          4.4(g)    Acquisitions
          4.4(i)    Subcontractors
          4.4(j)    Discounts
          4.4(k)    Central Delivery Systems
          4.4(l)    Certain Employees
          4.6.1     Litigation
          4.9.1     Employees
          4.9.2     Benefits
          4.10      Conflicting Interests
          4.11      Real Estate Exceptions, etc.
          4.12      Environmental Matters
          9.2       Legal opinion - Seller's attorney
          9.13      Form of Lease
          10.3      Assumption Agreement
          10.4      Legal opinion - Phillips, Nizer, Benjamin, Krim &
                    Ballon











































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